UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

TheStreet, Inc.

(Name of Registrant as Specified in its Charter)

_______________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED APRIL 29, 2016

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2016

This Supplement provides updated information with respect to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of TheStreet, Inc. (the “Company”) to be held on Thursday, June 9, 2016.

On May 2, 2016, the Company commenced distributing to its stockholders a Notice of the 2016 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”), should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 22, 2016, Keith Hall, a member of the Board and a nominee for re-election as a Director at the Annual Meeting, gave notice of his decision to resign as a Director of the Company, effective immediately, to pursue other opportunities and not as the result of a disagreement with the Company. Therefore, the nomination of Mr. Hall is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Hall.

The Nominating and Corporate Governance Committee (the “Committee”) plans to initiate a search for an independent director with industry experience that satisfies the Board membership criteria set forth in the Company’s Corporate Governance Guidelines to fill the vacancy left by Mr. Hall’s resignation. The Committee intends to seek and consider input from the Company’s stockholders during the search process.

Mr. Hall had served as a Director of the Company since November 2012, was Chair of the Audit Committee and was a member of the Nominating and Corporate Governance Committee. Following Mr. Hall’s resignation, the Board has appointed Sarah Fay as a member of the Audit Committee, and Bowers Espy will serve as the Chair of the Audit Committee. The Board also added Stephen Zacharias as a member of the Nominating and Corporate Governance Committee.

Voting Matters

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. Proxy cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy cards returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the card, except that votes will not be cast for Mr. Hall because he has resigned from the Board and is no longer standing for re-election. If you have not yet returned your proxy card or submitted your voting instruction form, please complete the proxy card or submit the voting instruction form, disregarding Mr. Hall’s name as a nominee for election as Director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the card.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Definitive Proxy Statement.

If you have not yet voted your shares, please do so as soon as possible.

By Order of the Board of Directors,

Eric Lundberg

Secretary of the Company

New York, New York

May 23, 2016